UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
__________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
NEWTEK BUSINESS SERVICES CORP.
(Name of Registrant as Specified in its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
May 16, 2022
Dear Shareholder:

We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services Corp. (the “Company”) to be held at 2711 South Ocean Drive, Hollywood, FL 33019, on June 15, 2022 at 9:00 a.m., local time.
The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is a Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and Officers of the Company and a representative of the Company’s independent accountants will be present to respond to any questions that our shareholders may have. Detailed information concerning our activities and operating performance is contained in our enclosed Annual Report.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Company’s Board of Directors, we urge you to please sign, date and return the enclosed Proxy Card in the enclosed postage-prepaid envelope or vote by telephone or internet as soon as possible even if you currently plan to attend the Annual Meeting in person. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,
/s/ Barry Sloane
Barry Sloane
Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 15, 2022.
Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available on the internet at http://www.astproxyportal.com/ast/19720.
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying Proxy Card:
•        The date, time and location of the Annual Meeting;
•        A list of the matters intended to be acted on and our recommendations regarding those matters;
•        Any control/identification numbers that you need to access your Proxy Card;

•        Information about attending the Annual Meeting; and

•        How to vote using any of the following methods: by mail; by telephone, by internet and in-person at the Annual Meeting.

NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 15, 2022
To the Shareholders of Newtek Business Services Corp.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services Corp. (the “Company”) will be held at 2711 South Ocean Drive, Hollywood, FL 33019, on June 15, 2022 at 9:00 a.m., local time.
The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:
1.      To elect three directors of the Company to serve on the Board of Directors until the Company’s Annual Meeting of Shareholders in 2025 and until their successors are duly elected and qualified;
2.      To ratify the selection of RSM US LLP as the Company’s independent registered accounting firm (independent auditors) for the fiscal year ending December 31, 2022;
3.      To conduct an advisory vote on the compensation of our named executive officers; and
4.      To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Shareholders of record at the close of business on May 2, 2022 (the Record Date) are entitled to vote at the Annual Meeting and any adjournment thereof.
We ask that you complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. You may also cast your vote by telephone or internet as shown on the Proxy Card. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ BARRY SLOANE
BARRY SLOANE
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
Boca Raton, Florida
May 16, 2022
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON DURING THE ANNUAL MEETING IF YOU WISH TO CHANGE YOUR VOTE.

PROXY STATEMENT
NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
ANNUAL MEETING OF SHAREHOLDERS
June 15, 2022
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services Corp. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2711 South Ocean Drive, Hollywood, FL 33019, on June 15, 2022 at 9:00 a.m., local time.
The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed Proxy Card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, are first being mailed to shareholders on or about May 16, 2022.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares).

How Do You Exercise Your Rights to Vote on the Proposals?

You may vote using any of the following methods:

By Mail — Shareholders of record may submit proxies by completing, signing and dating each Proxy Card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf  “FOR” each of the Proposals listed in this Proxy Statement. Shareholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

By Telephone — Shareholders of record may submit proxies by following the telephone voting instructions on each Proxy Card. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

By Internet — Shareholders of record with internet access may submit proxies by following the internet voting instructions on their Proxy Cards. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees.

Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

In Person at the Meeting — Shares held in your name as the shareholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shareholders who execute the enclosed Proxy Card retain the right to revoke such proxies at any time prior to voting. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person. The presence of a shareholder at the Annual Meeting alone will not revoke such shareholder’s proxy. Shareholders have no dissenters’ or appraisal rights in connection with the Proposals described herein.

.
What is the Vote Required for Each Proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
Proposal I — Election of Directors	Affirmative vote of a plurality of all votes cast at the Annual Meeting	No	Broker non-votes are not counted as votes cast for purposes of the election of a director nominee and, therefore, will have no effect on the outcome of such election. A proxy marked “withhold” with respect to the director nominee will result in the director nominees receiving one fewer “FOR” vote that would count towards a plurality.
Proposal II — Ratification of Appointment of Independent Auditors	Affirmative vote of a majority of the votes cast at the Annual Meeting	Yes	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Proposal III — Advisory Vote on Compensation of Named Executive Officers	Affirmative vote of a majority of the votes cast at the Annual Meeting	No	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
VOTING AND REVOCATION OF PROXIES
Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented at the Annual Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name that have been designated by brokers on Proxy Cards as not voted (“broker non-votes”) will not be counted as votes cast, however brokers are allowed discretionary votes with respect to the proposal relating to the ratification of the Company’s independent registered accounting firm. Proxies marked as abstentions or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present.
VOTING SECURITIES
The securities which can be voted at the Annual Meeting consist of the Company’s common shares, $0.02 par value per share (“Common Shares”). Shareholders of record as of the close of business on May 2, 2022 (the “Record Date”) are entitled to one vote for each Common Share then held on all matters. As of the Record Date, approximately 24,161,106 Common Shares were issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of Common Shares outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.
Persons and groups owning in excess of 5% of Company’s Common Shares are required to file certain reports regarding such ownership with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 25, 2022, the beneficial ownership of each current director, the nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding Common Shares, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 24,161,106 Common Shares outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. If applicable and available, ownership information for those persons who beneficially own 5% or more of our Common Shares is based upon filings by such persons with the SEC and other information obtained from such persons.
Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Unless otherwise indicated, the addresses of all executive officers and directors are c/o Newtek Business Services Corp.,4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Interested Directors:
Barry Sloane(1)	1,149,273	4.8%
Peter Downs(2)	47,167	*
Halli Razon-Feingold(3)	10,648	*
Independent Directors:
Gregory Zink(7)	19,251	*
Salvatore Mulia(7)	57,096	*
Richard Salute(7)	20,229	*
Fernando Perez-Hickman	—
Executive Officers:
Nicholas Leger(4)	5,514	*
Michael Schwartz(5)	24,046	*
Nicolas Young(6)	18,882	*
All current directors and executive officers as a group	1,352,106	5.6%
____________
*        Less than 1% of total Common Shares outstanding as of the Record Date.
(1)      Includes 176,221 Shares owned by The B Sloane Family Foundation, a 501(c)(3) private foundation, of which Mr. Sloane shares voting and dispositive power, and 83,217 restricted Common Shares awarded to Mr. Sloane in February 2021, with one-third vesting on each of the following dates: February 15, 2022; February 15, 2023; and February 15, 2024.
(2)      Includes 11,557 restricted Common Shares awarded in February 2021, with one-third vesting on each of the following dates: February 15, 2022, February 15, 2023 and February 15, 2024.
(3) Includes 3,467 restricted Common Shares awarded in February 2021, with one-third vested on February 15, 2022 and one-third vesting on each of February 15, 2023 and February 15, 2024, plus accrued dividends through March 31, 2022.
(4)      Includes 4,623 restricted Common Shares awarded in February 2021, with one-third vesting on each of the following dates: April 30, 2021, February 15, 2023 and February 15, 2024.
(5)      Includes 3,082 restricted Common Shares awarded in March 2021, with one-third vesting on each of the following dates: March 15, 2022, March 15, 2023 and March 15, 2024 and 6,934 restricted Common Shares awarded in February 2021, with one-third vesting on each of the following dates: February 15, 2022, February 15, 2023 and February 15, 2024.

(7)      Includes 1,332 restricted Company Shares awarded in June 2019 as equity-based compensation to non-employee directors Mulia, Salute and Zink, at the beginning of their 2019 terms of service, which forfeiture restrictions will lapse as to one-third of such Company Shares each year for three years, plus accrued dividends through March 31, 2021.
(6)     Includes 17,197 restricted Common Shares awarded in August 2021, with one-third vesting on each of August 2, 2022, August 2, 2023 and August 2, 2024.

Dollar Range of Equity Securities in the Company Beneficially Owned by Each Director:
Name of Director	Dollar Range of Equity Securities in Newtek Business Services Corp.(1)(2)
Interested Directors:
Barry Sloane	Over $100,000
Peter Downs	Over $100,000
Halli Razon-Feingold	Over $100,000
Independent Directors:
Richard Salute	Over $100,000
Salvatore Mulia	Over $100,000
Gregory Zink	Over $100,000
Fernando Perez-Hickman	None
____________
(1)      Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.
(2)      The dollar range of equity securities beneficially owned is based on the closing price for our Common Shares of $26.40 on April 25, 2022 on the Nasdaq Global Market. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.

PROPOSAL I — ELECTION OF DIRECTORS
On September 28, 2021, the Board of Directors increased the number of directors constituting the entire Board of Directors from five to seven, and elected Fernando Perez-Hickman and Halli Razon-Feingold to serve as Class II directors of the Company, with terms that will expire at the Annual Meeting of Shareholders in 2022. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Barry Sloane and Peter Downs serve in Class I, with terms expiring at the 2024 Annual Meeting; Gregory Zink, Fernando Perez-Hickman and Halli Razon-Feingold serve in Class II, with a term expiring at the 2022 Annual Meeting; and Richard Salute and Salvatore Mulia serve in Class III, with terms expiring at the 2023 Annual Meeting.
Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold have been nominated for re-election for terms expiring in 2025. Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold are not being nominated as directors for election pursuant to any agreements or understandings between Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold and the Company. Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Messrs. Zink and Perez-Hickman are not “interested persons” of the Company, as such term is defined under the 1940 Act and Mrs. Razon-Feingold is an “interested person” of the Company.
A shareholder can vote for or withhold his or her vote for the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named in this Proxy Statement. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of the person nominated by our Board of Directors as a replacement. Our Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

Required Vote
The director nominees shall be elected by a plurality of all the votes cast at the Annual Meeting, in person or by proxy, if a quorum is present. Shareholders may not cumulate their votes. If you vote “withhold authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal. Common Shares represented by broker non-votes are not considered votes cast, and thus have no effect on this proposal.
Information about the Directors and Executive Officers
Set forth below is information, as of May 2, 2022, regarding Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold who are being nominated for election as directors of the Company at the Annual Meeting, as well as information about our other current directors whose terms of office will continue after the Annual Meeting. Included below is specific information about each director’s experience, qualifications, attributes or skills that led the Board of Directors to the conclusion that the individual is qualified to serve on our Board, in light of our business and structure.
(1)    The business addresses of the director nominees and the other directors are c/o Newtek Business Services Corp., 4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431.

Nominees for Class II Directors — Terms Expiring 2025

Name, Address, and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Current Independent Directors:
Messrs. Zink and Perez-Hickman are not “interested persons” of the Company as defined in the 1940 Act.
Gregory Zink, 65	Director	Class II Director since 2017; term expires in 2022	Partner at Newport LLC; Principal of the Lowell Group, LLC; 1988-2018, Chief Executive Officer, Chief Financial Officer and Director of NGJ Brand Solutions
Fernando Perez-Hickman, 54	Director	Class II Director since 2021; term expires in 2022
Managing Partner, Azora Capital; Vice Chairman, Director of Corporate Strategy and member of IBERIABANK’s
Planning Group Committee from 2017-2020; Executive Chairman of the Board of
Directors of Sabadell United Bank, 2007-2017
Executive Chairman of the Board of Directors of Sabadell United Bank, June 2007 to August 2017
Current Interested Director:
Mrs. Razon-Feingold is an “interested person” of the Company as defined in the 1940 Act.
Halli Razon-Feingold, 33	Director; Chief Administrative Officer and Senior Vice President, Human Resources	Class II Director since 2021; term expires in 2022	Chief Administrative Officer of the Company since July 2016, and Senior Vice President, Human Resources of the Company since July 2019
Mr. Zink has served as an independent director of the Company since 2017. Mr. Zink is a Partner at Newport LLC, a national strategic advisory firm that specializes in helping owners and CEOs of lower middle market, privately held, growth stage companies accelerate growth and significantly improve the value of their businesses. Since 1998 Mr. Zink has been the principal of the Lowell Group, LLC, a management consulting firm which provides strategic, operational, marketing and financial consulting assistance to start-up, small and medium size businesses. From 1988 through 2018, Mr. Zink served as the Chief Executive Officer, Chief Financial Officer and Director of NGJ Brand Solutions, a distributor of commercial fitness equipment and health and wellness solutions provider in Japan. Mr. Zink was also previously employed by Newtek as an Executive Vice President from 2000-2005, Touche Ross/Deloitte Consulting, AT&T, and is a graduate of the General Electric Financial Management Program. Mr. Zink has an MBA from the Wharton School of the University of Pennsylvania. Mr. Zink’s professional experience provides a significant addition to the Board of Directors. Mr. Zink’s many years of experience providing consulting and financial advice to small and medium sized businesses, provides a significant addition to the Board of Directors.

Mr. Perez-Hickman is a Managing Partner at Azora Capital, a Madrid-based European based private equity firm, and its U.S. affiliate Azora Exan, based in Miami, Florida. Mr. Perez-Hickman served as Vice Chairman, Director of Corporate Strategy and member of IBERIABANK’s Planning Group Committee from 2007 until its merger with First Horizon Bank in July 2020. At IBERIABANK, he was responsible for corporate strategy and mergers and acquisitions, supervising the Consumer and Retail Banking Division, reporting to the CEO. From 2007 to 2017, Mr. Perez-Hickman served as Executive Chairman of the Board of Sabadell United Bank and Managing Director of Santander Private Banking International. Mr. Perez-Hickman’s broad experience as a highly successful and experienced executive with a proven track record in management, mergers and acquisitions and value creation at financial services businesses in the United States, Spain and international markets, provides a significant addition to the Board of Directors.

Mrs. Razon-Feingold has served as the Company’s Chief Administrative Officer since July 2016 and as Senior Vice President of Human Resources for the Company since July 2019. Mrs. Razon-Feingold’s tenure at Newtek spans over ten years, with her current principal responsibilities centered on managing the Executive department and all areas of Human Resources for the Company and all of its controlled portfolio companies. Mrs. Razon-Feingold holds a master’s degree in Industrial/Organizational Psychology from CUNY Baruch College and a bachelor’s degree in Psychology from Hofstra University. Mrs. Razon-Feingold’s long experience with the Company provides a significant addition to the Board of Directors.

Incumbent Class III Directors — Terms Expiring 2023

Name, Address, and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Current Independent Director:
Messrs. Salute and Mulia are not “interested persons” of the Company as defined in the 1940 Act.
Richard Salute, 76	Director	Class III Director since 2015; Term expires 2023	Capital Markets and SEC Practice Director at J.H. Cohn and CohnReznick LLP; Partner at Arthur Andersen; Chief Financial Officer, PAVmed Inc., June 2014 through September 2015	Director, Walker Innovation Inc., 2015-2018
Salvatore Mulia, 74	Director	Director since 2004 and Class III Director since 2014; Term expires 2023	Financial advisor at RTM Financial Services
Mr. Salute served as Capital Markets and SEC Practice Director at J.H. Cohn and CohnReznick LLP from 2004 to 2014. Prior to that, he spent 29 years, from 1972 to 2001, at Arthur Andersen managing complex audits for public and private companies. During his tenure, he was responsible for providing clients with strategic planning services as well as consulting on corporate finance, mergers and acquisitions, and process evaluation. His clients included large multinational companies and entrepreneurial start-ups. In addition to his client responsibilities, he started three business lines for Arthur Anderson: the Enterprise Group (New York Metropolitan area), the Technology Practice (New York office) and the Bankruptcy and Corporate Recovery Practice (nationwide). More recently, Mr. Salute served as Chief Financial Officer of PAVmed Inc. from June 2014 to September 2015. Mr. Salute also served as a director of Walker Innovation Inc. from 2015 through 2018. Mr. Salute is a graduate of Adelphi University and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Salute has more than 39 years of audit, accounting, and tax experience. His extensive audit, accounting, and tax experience and relationships with industry players are an asset to our Board of Directors. Mr. Salute’s expertise and experience also qualify him to serve as chairman of the Audit Committee and as the Audit Committee Financial Expert. Mr. Salute’s experience with SEC matters includes numerous initial public offerings and his experience representing publicly traded, as well as over-the-counter market traded, clients provides a significant addition to the Board of Directors.
Mr. Mulia, prior to his retirement in 2017, was a financial advisor and principal at RTM Financial Services, Westport, CT, a firm he founded with his wife. RTM was involved in advising small business with an emphasis on leasing and lending advisory services since February 2003. From February 2001 to February 2003, Mr. Mulia was Executive Vice President of Pitney Bowes Capital Corp, Shelton, CT which was engaged in providing financial services to business customers. From 1980 to 1993, Mr. Mulia held senior management positions within General Electric’s Financial Services Division, GE Capital Corporation (“GECC”), and was responsible for developing new products and business initiatives in financial services. In addition, during his tenure at GECC, Mr. Mulia was a principal in GEVEST, GECC’s investment banking unit, where he headed syndication and led acquisition teams which acquired leasing companies including TransAmerica Leasing, Chase Manhattan’s leasing subsidiary and LeaseAmerica. Mr. Mulia’s experience in the financial services industry, as well as his experience with smaller to mid-sized companies needing capital and debt and his understanding of these businesses provides a significant addition to our Board of Directors. His understanding of the dynamics of these businesses has been particularly helpful in addressing similar issues of the Company and this experience provides a significant addition to the Board of Directors.
Incumbent Class I Directors — Terms Expiring 2024

Name, Address, and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Directors:
Messrs. Sloane and Downs are “interested persons” of the Company as defined in the 1940 Act.
Barry Sloane, 62	Director; Chief Executive Officer and President	Director since 1999 and Class I Director since 2014; Term expires 2024	Chairman of the Board of Directors, Chief Executive Officer and President of the Company
Peter Downs, 57	Director; Chief Lending Officer; President, Newtek Small Business Finance, LLC	Class I Director since 2014; Term expires 2024	Chief Lending Officer of the Company and President of Newtek Small Business Finance, LLC
Mr. Sloane has served as our Chairman and Chief Executive Officer since 1999 and as our President since 2008. Mr. Sloane founded Newtek in 1998 and is an executive officer of each of the Company’s controlled portfolio companies. From September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. While there, he directed the Commercial and Residential Real Estate Securitization Unit, and he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, Mr. Sloane was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988, Mr. Sloane was a senior mortgage security salesman and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber. Mr. Sloane’s broad business and financial experience and his knowledge of the Company’s businesses have been of great value to the other members of the Board and qualify him to serve on our Board of Directors and as the Chairman of our Board of Directors.

Mr. Downs is the Company’s Chief Lending Officer and was appointed as director in connection with the Company’s conversion to a business development company on November 12, 2014. Mr. Downs joined the Company in 2003 and has been the President of Newtek Small Business Finance, LLC (“NSBF”), the Company’s wholly owned subsidiary, and a member of the NSBF board of directors. He has had primary responsibility for the development of the Company’s lending policies and procedures, portfolio and marketing, from its inception. Prior to joining Newtek in 2003, Mr. Downs spent sixteen years in various small business lending roles within the banking industry. From 1990 to 2001, he was employed with European American Bank (“EAB”), where he held various positions including New Business Development Officer for Small Business Lending and Group Manager of Retail Small Business Lending which encompassed the underwriting and servicing of the bank’s small business loan portfolio. Subsequent to EAB’s acquisition by Citibank, Mr. Downs ran the bank’s U.S. Small Business Administration (“SBA”) lending portfolio in New York, and eventually was named the National Director of SBA lending, after which he was responsible for coordinating the bank’s SBA underwriting and sales efforts in all Citibank markets across the country. In addition to his banking experience, he has been involved in several non-profit small business advisory boards, and has been a member of the National Association of Government Guaranteed Lenders (NAGGL) Regional Technical Issues Committee. Mr. Down’s history with the Company and extensive experience in the small business lending space, including SBA 7(a) lending, provides our Board of Directors with the valuable insight of an experienced lender.
The Board of Directors and Board of Directors Meetings
The Company’s Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, the Board of Directors and executive committee, comprised of the Company’s Named Executive Officers (referenced below) (the “Executive Committee”), periodically review and update, as appropriate, the Company’s corporate governance policies and practices. In doing so, the Board of Directors and Executive Committee review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board of Directors and Executive Committee also regularly evaluate and, when appropriate, revise the Company’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC and The Nasdaq® Stock Market, Inc. (“Nasdaq”) where the Company’s Common Shares are listed and traded.
During the fiscal year ended December 31, 2021, the Board of Directors held a total of 32 meetings, the Audit Committee held 4 meetings and the Compensation, Corporate Governance and Nominating Committee (the “Nominating Committee”) held 6 meetings. Each of the incumbent directors attended at least 75% of the aggregate of the Board of Directors meetings and meetings of the committee(s) on which he or she served held during the last fiscal year and while he or she served as a director. All members of the Board of Directors make a diligent effort to attend all board and committee meetings, as well as the Annual Meeting of Shareholders. In 2021, all members of the Board of Directors then serving in such roles attended the Annual Meeting of Shareholders.
Corporate Governance Policies
The Company has adopted corporate governance policies which are available at the Investor Relations page of www.newtekone.com (http://investor.newtekbusinessservices.com/corporate-governance.cfm). The corporate governance policies are also available in print to any shareholder who requests them. These policies were adopted by the Board of Directors, among other things, to best ensure that the Board of Directors is independent from management, that the Board of Directors adequately performs its function as the overseer of management and to help ensure that the interests of the Board of Directors and management align with the interests of the shareholders.
On an annual basis, each director and executive officer is obligated to complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.
Committees of the Board of Directors
The Board of Directors currently has two standing committees: the Audit Committee and the Nominating Committee. Each member of these committees is independent as defined by applicable Nasdaq and SEC rules. A brief description of each committee is included in this Proxy Statement and each of the committees has a written charter approved by the Board of Directors, which is available the Investor Relations page of our website at www.newtekone.com (http://investor.newtekbusinessservices.com/corporate-governance.cfm).
Audit Committee.    The Board of Directors has established an Audit Committee in accordance with the Exchange Act. The Audit Committee consists of Messrs. Salute, Mulia and Zink, none of whom are “interested persons” as defined in the 1940 Act, and operates pursuant to its written Charter. Mr. Salute serves as Chair of the Audit Committee and currently serves as the “audit committee financial expert,” as defined under applicable SEC rules. The Audit Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Company, to review and select the independent auditors to be engaged by the Company, to review the internal accounting controls and audit policies. In addition, the Board of Directors has determined that all members of the Audit Committee are “financially literate” as that term is defined by applicable Nasdaq and SEC rules.
Compensation, Corporate Governance and Nominating Committee.    The Board of Directors has established a Nominating Committee. The Company’s Nominating Committee consists of Messrs. Mulia, Salute and Zink, none of whom are “interested persons” as defined in the 1940 Act, and operates pursuant to its written Charter. Mr. Mulia currently serves as Chair of the Nominating Committee. The Nominating Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Nominating Committee is generally responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the Board of Directors, reviewing and approving conflicts of interest or related party transactions and reviewing executive and director compensation and performance.
The Nominating Committee seeks candidates who possess the background, skills, and expertise to make a significant contribution to the Board of Directors, the Company, and its shareholders. In considering possible candidates for election as a director, the Nominating Committee will take into account, in addition to such other factors as it deems relevant, the desirability of selecting candidates who:
•        Are of the highest character and integrity;
•        Are free of any conflict of interest;
•        Are willing and able to devote sufficient time to the affairs of the Company; and
•        Have the capacity and desire to represent the best interests of the shareholders.
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, in determining whether to recommend a director nominee, the Nominating Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Nominating Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board of Directors, when identifying and recommending director nominees. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating Committee’s goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

With these factors and goals in mind, in September 2021, following the nominations by the Nominating Committee, the Board of Directors increased the number of directors constituting the entire Board of Directors from five to seven, and elected Mr. Perez-Hickman and Mrs. Razon-Feingold to the Board of Directors, further diversifying the Company’s Board of Directors and serving the needs of the Company and the interest of its shareholders.

On August 6, 2021, the SEC approved Nasdaq Listing Rule 5606, which requires each Nasdaq-listed company to annually disclose information on the voluntary self-identified gender, racial characteristics, and LGBTQ+ status of the company’s board of directors. The requirement is intended to make consistent and comparable statistics widely available to investors regarding the number of diverse directors serving on a Nasdaq-listed company’s board. In compliance with Nasdaq Rule 5606, the Company is including the following Board Diversity Matrix for the Company as of May 2, 2022:

BOARD DIVERSITY MATRIX

Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Director Independence and Executive Sessions
Nasdaq listing standards and Section 2(a)(19) of the 1940 Act require that a majority of the Board of Directors and every member of our Audit Committee and Nominating Committee are “independent.” Our Board of Directors reviews the independence of its members annually.
The Board of Directors has determined that Messrs. Mulia, Zink, Salute and Perez-Hickman qualify as “independent” as defined by applicable Nasdaq and SEC rules. In making this determination, the Board of Directors has concluded that none of these members has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
It is the policy of the Board of Directors to hold executive sessions of the independent directors meeting without management at the conclusion of regularly scheduled meetings and as requested by a director. Mr. Salute presides over these meetings of the independent directors.
Leadership Structure
The Company currently combines the role of Chairman of the Board of Directors with the role of Chief Executive Officer. Our Board of Directors believes this provides an efficient and effective leadership model for our

Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Mr. Sloane has served as Chairman and Chief Executive Officer of the Company since 1999 and as President since 2008, and is an “interested person” under Section 2(a)(19) of the 1940 Act. The Board of Directors continues to believe that our leadership structure is appropriate since Mr. Sloane has over 26 years of experience in our industry or related businesses, and under his leadership our management team has executed a strategy that has significantly improved our earnings growth, cash flow stability and competitiveness. No single leadership model is right for all companies at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board of Directors periodically reviews its leadership structure.
Moreover, our Board of Directors believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having a combined Chairman and Chief Executive Officer. Specifically:
•        four of our seven current directors are independent directors;
•        all of the members of our Audit Committee and Nominating Committee are independent directors;
•        our Board of Directors and its committees regularly conduct scheduled, and as needed, meetings in executive session, out of the presence of Messrs. Sloane and Downs and Mrs. Razon-Feingold and other members of management;
•        our Board of Directors and its committees regularly conduct meetings which specifically include Messrs. Sloane and Downs and Mrs. Razon-Feingold;
•        our Board of Directors and its committees remain in close contact with, and receive reports on various aspects of the Company’s management and enterprise risk directly from our senior management and independent auditors; and
•        our Board of Directors, including the independent directors, and its committees interact with employees of the Company outside the ranks of senior management.
The Company has not appointed a lead independent director.
Board of Directors Risk Oversight
While management is responsible for identifying, assessing and managing risk, our Board of Directors, at both the full board and committee levels, is responsible for risk oversight with a focus on the most significant risks facing the Company. The Board of Directors’ risk oversight includes, but is not limited to, the following risks:
•        strategic;
•        operational;
•        compliance; and
•        reputational.
During each year, management and the Board of Directors jointly review major risks that the Company prioritizes in the following year. In 2021, the Board of Directors focused on the following areas of risk:

•        determining Newtek’s long-term growth and strategic alternatives, including discontinuing the Company’s election to be regulated under the 1940 Act and operating as a bank holding company;
•        strategic and operational planning, including investments and the evaluation of the Company’s capital structure and long-term debt financing;
•       overseeing the Executive Committee’s navigation of the Company through the volatility, uncertainty and unpredictability caused by the COVID-19 pandemic and the emergence therefrom;

•       overseeing, reviewing and approving management’s estimates of fair value of the Company’s investment portfolio; and
•        legal and regulatory compliance.
The Board of Directors has delegated responsibility for the oversight of specific risks to Board of Directors committees. The Audit Committee oversees risks associated with:
•        the Company’s financial statements and financial reporting; and
•        internal controls over financial reporting.
The Nominating Committee considers the risks associated with:
•        compensation policies and practices;
•        management resources, structure, succession planning and management development;
•        overall governance practices and the structure and leadership of the Board of Directors; and
•        related person transactions and the code of conduct for all employees, officers and directors.
The Board of Directors is kept informed of each committee’s risk oversight and any other activities deemed to engender risk via periodic reports from management and the committee chairs. Our Board of Directors recognizes the importance of risk oversight, and its role is consistent with the Board of Directors’ leadership structure, the Chief Executive Officer and the senior management of the Company. Our Executive Committee is responsible for assessing and managing risk exposure and the Board of Directors, and committees of the Board of Directors provide the oversight consistent with those efforts.
Director Nominations
In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating Committee applies the criteria set forth in the Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interest of all shareholders. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities.
Our Board of Directors does not have a specific diversity policy, but considers diversity of race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities in evaluating candidates for board membership. We believe diversity is important because a variety of viewpoints can help to contribute to an effective decision-making process.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. The recommendation should be sent to the Nominating Committee, c/o Michael A. Schwartz, Corporate Secretary, Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our Board of Directors or others. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the proposal for election for the next annual meeting.
Shareholders also have the right under our Bylaws to nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth under “Shareholder Proposals” in our Proxy Statement. Candidates nominated by shareholders in accordance with the procedures set forth in our Bylaws may be included in our Proxy Statement and solicitation for the next annual meeting.
Code of Ethics
We have adopted, and will maintain, a Code of Ethics that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the Code of Ethics’ requirements. Our Code of Ethics generally will not permit investments by our employees in securities that may be purchased or held by us. We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. Our current Code of Ethics is posted on the Investor Relations section of our website at http://investor.newtekbusinessservices.com.
Hedging and Speculative Trading

The Board of Directors has adopted, as part of the Company’s Insider Trading Policy, a policy strongly discouraging any covered person from engaging in hedging transactions with respect to the Company’s securities. In this regard, any covered person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Chief Compliance Officer. Such request for pre-clearance of a hedging or similar arrangement must be received at least two weeks before the covered person intends to execute the documents in connection with the proposed transaction and must set forth the reason for the proposed transaction.

Certain Relationships and Related Party Transactions
We have written procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a business development company (“BDC”), the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without meeting certain requirements, such as the prior approval of the independent directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person who owns 5% or more of our outstanding voting securities or controlling or under common control with the Company.
The Board of Directors reviews all potential related party transactions on an ongoing basis, and all such transactions must be approved by the Board of Directors. The Board of Directors reviews such transactions on a case-by-case basis. In addition, the Nominating Committee or the Board of Directors reviews and approves all compensation-related policies involving our directors and executive officers. The Board of Directors may approve or ratify a related party transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Board of Directors may impose any conditions on the related person transaction that it deems appropriate.
Mr. Sloane’s nephew Kyle Sloane is employed by one of the Company’s controlled portfolio companies. Kyle Sloane earned in excess of $120,000 for the year ended December 31, 2021.
Director Compensation
The Board of Directors has adopted a plan for compensation of non-employee directors which gives effect to the time and effort required of each of them in the performance of their duties. For 2021, the Board of Directors provided for the payment of annual compensation in the amount of $125,000 for each non-employee director, with no additional fees for committee membership or chairmanship. In addition, pursuant to the terms of the Company’s Amended and Restated 2014 Stock Incentive Plan, non-employee directors may be granted up to 2,000 shares of Company Restricted Stock at the beginning of each one-year term of service on the Board, with one-third of such shares of Restricted Stock vesting on each of the next three anniversaries of the date of grant. In June 2019, non-employee directors Mulia, Salute and Zink were each granted 1,332 shares of Company Restricted Stock at the beginning of their 2019 terms of service on the Board, with one-third of such shares of Restricted Stock vesting on each of the next three anniversaries of the date of grant.
Directors do not receive any perquisites or other personal benefits from the Company.
Director Summary Compensation Table
The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our current directors during the fiscal years ended December 31, 2021.

Name of Director	Fees earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Current independent directors:
Salvatore F. Mulia	125,000	—	—	—	125,000
Richard Salute	125,000	—	—	—	125,000
Gregory Zink	125,000	—	—	—	125,000
Fernando Perez-Hickman(3)	31,250	—	—	—	31,250
Interested directors:					—
Barry Sloane(1)	—	—	—	—	—
Peter Downs(1)	—	—	—	—	—
Halli Razon-Feingold(1)	—	—	—	—	—
____________
(1)      As employee directors, Messrs. Sloane and Downs and Mrs. Razon-Feingold do not receive any compensation for their service as directors. The compensation of our named executive officers is disclosed in the Summary Compensation Table and elsewhere under “EXECUTIVE COMPENSATION.”
(2)      The values provided in this column represent the grant date fair value of restricted stock awards made to the non-employee directors. On June 14, 2019, non-employee directors Mulia, Salute and Zink were each granted 1,332 shares of Company Restricted Stock at the beginning of their 2019 terms of service on the Board, with one-third of such shares of Restricted Stock vesting on each of June 15, 2020, June 15, 2021 and June 15, 2022.
(3)     Mr. Perez-Hickman joined the Board of Directors in September 2021.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer and President, Barry Sloane.
For fiscal year 2021, the median of the annual total compensation of all of our employees (other than Mr. Sloane, our Chief Executive Officer) was $122,000 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $3,500,000. Based on this information, our Chief Executive Officer’s 2021 annual total compensation was approximately 28.7 times that of the median of the 2021 annual total compensation of all of our employees.
We selected December 31, 2021 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our Chief Executive Officer) for 2021. As of December 31, 2021, our employee population consisted of 104 individuals who are located in our Lake Success, New York and Boca Raton, Florida offices, as well as individuals who work remotely out of their residences in various states. To identify our median employee, we compared the annual total compensation for each of our employees, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary and bonus. In making this determination, we annualized the compensation of 7 employees who were hired in 2021 but did not work for us the entire fiscal year.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2021 Named Executive Officers
This compensation discussion and analysis (“CD&A”) provides 2021 compensation information for the following Named Executive Officers (“NEOs”). References to “2021 NEOs” in this CD&A are references to Messrs. Sloane, Downs, Schwartz, Leger and Young.

Name	Age	Position
2021 NEOs:
Barry Sloane	62	Chairman, Chief Executive Officer and President
Peter Downs	57	Chief Lending Officer; President Newtek Small Business Finance, LLC
Michael A. Schwartz	61	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Nicholas Leger	41	Chief Accounting Officer and Executive Vice President
Nicolas Young(2)	45	Chief Risk Officer
Former NEO:
Christopher Towers(1)	35	Chief Accounting Officer
____________
(1)      Mr. Towers resigned from the Company effective as of February 5, 2021, and Nicholas J. Leger was appointed to the position of Chief Accounting Officer effective February 5, 2021.
(2)     Mr. Young was appointed Chief Risk Officer on August 2, 2021.
Information about 2021 NEOs Who Are Not Directors
Michael A. Schwartz, age 61, has served as Chief Legal Officer and Corporate Secretary since January 2015. In October 2015, Mr. Schwartz was appointed the Company’s Chief Compliance Officer. Beginning in November 2013, Mr. Schwartz was Senior Counsel to the Company. Prior to joining the Company, Mr. Schwartz spent twenty-two years in private practice specializing in complex litigation in the fields of securities, mergers and acquisitions, corporate governance, commercial law, unfair employment practices, consumer protection and antitrust. Mr. Schwartz served on the Company’s Board of Directors from 2005 through 2009.
Nicholas J. Leger, age 41, was appointed the Company’s Chief Accounting Officer effective as of February 5, 2021. Mr. Leger, has, since November 2015, served as Vice President of Finance and Controller of Newtek Small Business Finance, LLC (“NSBF”), the Company’s consolidated subsidiary that operates as a nationally licensed SBA lender under the federal Section 7(a) loan program, with principal responsibility for financial reporting and the development and implementation of NSBF’s accounting policies and practices. Mr. Leger previously worked at First Data Corp. as a Manager and Senior Accountant, in the Financial Planning and Reporting department, from 2005 to 2015, and previously worked in public accounting as a Senior Associate for PricewaterhouseCoopers (PWC) from 2004 to 2005 and with RSM from 2001 to 2004, primarily in the audit of public and private entities. Mr. Leger graduated from Bentley University in 2002 with a bachelor’s degree in Accounting.

Nicolas Young, age 45, was appointed the Company’s Chief Risk Officer on August 2, 2021. Mr. Young previously served as Executive Vice President & Chief Credit Officer for IBERIABANK, and was EVP & Chief Risk Officer of Sabadell in Miami, Florida. Mr. Young has over 20 years’ experience in credit and risk management. Mr. Young is a native of Montevideo, Uruguay and holds a Bachelor of Economics from Universidad ORT Uruguay.
Former NEO
Christopher Towers served as Chief Accounting Officer from May 3, 2019 until his resignation effective as of February 5, 2021.

Compensation Discussion and Analysis
Introduction
The following CD&A includes our compensation philosophy, a description of our compensation program and the program’s objectives, the elements of compensation used to pay our executives and the compensation-related decisions made with respect to our NEOs as set forth below.
Compensation Philosophy and Objectives
Our compensation programs are designed to attract and retain key employees and to motivate them to achieve, and reward them for achieving, superior performance. Different programs are geared to shorter- and longer-term performance, with the goal of increasing shareholder value over the long-term. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.
We believe that the compensation of our executives should reflect their success as a management team, rather than just as individuals, in attaining key operating objectives, such as growth of investment income, growth of net asset value, growth or maintenance of dividends from our portfolio companies, and long-term competitive advantage, and ultimately, in attaining an increased market price for our Common Shares. We believe that the performance of our executives in managing our Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our Common Shares, whether favorable or unfavorable, but rather that the price of our Common Shares, in the long-term, reflect our operating performance and, ultimately, the management of the Company by our executives. We seek to have the long-term performance of our Common Shares reflected in executive compensation through our equity incentive programs, including restricted stock awards.
Role of Executive Officers in Compensation Decisions
The Nominating Committee supervises the design and implementation of compensation policies for all executive officers (which include the NEOs) and overall incentive equity awards to all employees of the Company. Decisions regarding the non-equity compensation of executive officers, other than NEOs, are made by the Chief Executive Officer within the compensation philosophy set by the Nominating Committee. Decisions regarding the non-equity compensation of NEOs are made by the Chief Executive Officer and the Nominating Committee for consistency with the Company’s compensation policies.
The Chief Executive Officer semi-annually reviews the performance of each member of the senior executive team, including NEOs (other than himself whose performance is reviewed by the Nominating Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are then presented to the Nominating Committee by the Chief Executive Officer. The Nominating Committee will review and approve the recommendations for consistency with the Company’s compensation policies.
Setting Executive Compensation
During the course of each fiscal year, it has been the practice of the Chief Executive Officer to review the history of all the elements of each executive officer’s total compensation and the Chief Executive Officer may also compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group of companies with a capitalization similar to that of the Company. We seek to set compensation levels that are perceived as fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies from which we may want to recruit employees. However, the Company does not establish individual objectives in the range of comparative data for each individual or for each element of compensation. Typically, the Chief Executive Officer sets compensation with respect to the executive officers who report to him and presents it to the Nominating Committee for conformity with the Company’s overall compensation policies. The NEOs are not present at the time of these deliberations. The Nominating Committee then performs a similar review of the Chief Executive Officer’s total compensation and makes compensation decisions with respect to such officer, who does not participate in that determination.
We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for balanced focus. The amount of each element of compensation is determined by or under the direction of our Committee, which uses the following factors to determine the amount of salary and other benefits to pay each NEO:
•        achievement of income to sustain and grow the Company’s dividend payments;
•        attainment of risk-adjusted returns on the Company’s investment portfolio;
•        performance against competitors for the year;
•        difficulty in achieving desired results in the coming year;
•        value of their unique skills and capabilities to support long-term performance;
•        contribution and growth as a member of the executive management team;
•        professional development and growth of individual executives, the management team and other employees; and
•        managerial assistance provided to our controlled portfolio companies, including contributions to growth of sales, growth of operating earnings and dividends paid to the Company.
We do not establish individual goals but focus on the overall profitable growth of our business.
Based on the foregoing objectives, we have structured the Company’s annual and long-term incentive-based non- cash executive compensation to motivate executives to achieve the business goals set by the Company.
There is no pre-established policy or target for the allocation between either cash or non-cash compensation. Historically we have granted a majority of total compensation to executive officers in the form of cash compensation.
For the year ended December 31, 2021, the principal components of compensation for NEOs were:
•        base salary;
•        performance-based incentive compensation based on the Company’s and the executive’s performance; and
•        retirement and other benefits made available to all employees.
Base Salary
The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Executive base salaries continue to reflect our operating philosophy, our performance driven corporate culture and business direction, with each salary determined by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are generally targeted to market levels and base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data from peer companies and published salary surveys, and the Company generally attempts to fix each NEO’s salary within the range. We believe that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the peer company index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company.
During the review of base salaries for senior level executives, including the NEOs, we primarily consider:

•        an internal review of each executive’s compensation both individually and relative to other executive officers;
•        individual performance of the executive; and
•        a review of the Company’s dividend growth and adjusted net investment income relative to the Company’s annual plan.
Salary levels typically are considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Chief Executive Officer’s assessment of the individual’s performance. Merit based increases to the salaries of NEOs other than the Chief Executive Officer are recommended by the Chief Executive Officer and confirmed by the Nominating Committee and those for the Chief Executive Officer are determined by the Committee.
Annual Bonus
Annual bonuses may be awarded to executive officers along with the Company’s non-executive employees under the Company’s cash bonus plan. The Company creates a bonus pool based on an annually determined percentage of the salaries of all employees, which it accrues as an expense. Payments under the plan are based on the Company’s overall performance as determined by the Chief Executive Officer and the Nominating Committee. The Nominating Committee determines any bonus for the Chief Executive Officer based on, among other things, a review of the Company’s investment income, net asset value and dividend payments relative to the Company’s annual plans as established by the Board of Directors. The Chief Executive Officer in consultation with the Nominating Committee with respect to the NEOs, or in consultation with the NEOs and other senior level officers with respect to lower level employees, determines annual bonuses for other employees based on such employee’s performance. Factors considered include the achievement of business plans, defined goals and performance relative to other companies of a similar size and business strategy. The mix and weighting of the factors vary, depending on the business segment and the executive’s responsibilities. The level of achievement and overall contribution by the executive determines the level of bonus.
Equity-Based Compensation
The Company must compete for leadership with commercial banks, investment banks, and other publicly traded companies not regulated as investment companies, which are generally able to award many different types of stock-based compensation to their directors, (including their non-employee directors,) officers, and employees. Moreover, the Company also must compete for leadership with private equity funds, which generally have the discretion to offer a portion of their various carried interests to induce professional talent to associate with their funds without being required to obtain SEC approval each time. On September 12, 2014, the Board of Directors voted to establish the Newtek Business Services Corp. 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan was approved by shareholders of the Company on October 22, 2014. The 2014 Plan provided for the grant of options to purchase Common Shares, the terms of which will be determined by the Nominating Committee and set forth in an award agreement between the Company and the executive or employee. The Company has not issued options under the 2014 Plan.
On April 27, 2015, the Nominating Committee and the Board of Directors approved the Amended and Restated 2014 Stock Incentive Plan (the “2015 Stock Plan”), subject to exemptive relief from the SEC and shareholder approval, in order to have increased flexibility to use restricted Common Shares, in addition to stock options, to assist the Company in achieving its objectives with respect to long-term equity incentive compensation. On May 10, 2016, we received an exemptive order from the SEC permitting us to award restricted Common Shares to our employees, officers, and non-employee directors, and on July 27, 2016, our shareholders approved the 2015 Stock Plan.
The 2015 Stock Plan permits us to issue awards of stock options and restricted Common Shares in an aggregate amount of up to 20% of our issued and outstanding Common Shares (the “Plan Maximum Shares”) as of the effective date of the plan. Under the 2015 Stock Plan, all of the Plan Maximum Shares are available for grants of stock options, and half of the Plan Maximum Shares (up to 10% of our issued and outstanding Common Shares as of the effective date of the 2015 Stock Plan) is available for grants of restricted Common Shares. The Nominating Committee believes that restricted Common Shares is the best method of encouraging stock ownership in the Company by eligible participants by giving them a proprietary interest in the Company’s performance, which more closely aligns compensation with the Company’s performance and provides a means to attract and retain persons of outstanding ability in key positions with the Company. If in the future we successfully grow our assets under management and our net asset value, we may choose to increase the number of employees of the Company. The Nominating Committee may or may not choose to consider the use of stock options for incentive compensation of these employees.
The Company’s Board of Directors and its Nominating Committee, which consists entirely of directors who are not employees of the Company, believe that in light of the Company’s plan for growth, stock-based incentive compensation, particularly the award of restricted Common Shares, advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of our shareholders.
Benefits and Perquisites
Our NEOs are generally not entitled to benefits that are not available to all of our employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees. The Nominating Committee periodically reviews the levels of benefits provided to executive officers. The NEOs participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly situated employees. The Company has adopted a match for the Company’s 401(k) savings plan for 2021, which consists of a discretionary match of 50% of the first 2% of employee contributions up to a maximum of 1% of the employee’s compensation (subject to the Internal Revenue Code annual limitation). For 2021, a match of approximately $121,150 in cash was approved and will be paid in May 2022.
Compensation of the Chief Executive Officer
The Nominating Committee’s decisions regarding compensation of Mr. Sloane are guided by the same policies and considerations that govern compensation of the Company’s other NEOs. While recognizing the Chief Executive Officer’s leadership in building a highly talented management team and in driving the Company forward, Mr. Sloane’s base salary was $700,000 for 2021 and 2020. Mr. Sloane earned a $1,000,000 cash bonus for 2021 that was paid in 2022, and was not paid a cash bonus for 2020.
Mr. Sloane received an award of 83,217 restricted Common Shares in February 2021, which award vested one-third on February 15, 2022, and one-third vests on each of February 15, 2023, and February 15, 2024, and did not receive an award of restricted Common Shares in 2020. The Nominating Committee has determined that this salary package is competitive with the labor market median for someone with Mr. Sloane’s skills and talents and is reflective of the Company’s current cash and financial position and the status of the Company’s Common Shares.
Compensation of the Other NEOs
The Nominating Committee approved the 2021 compensation for Peter Downs, Michael Schwartz, Nicolas Young and Nicholas Leger, as recommended to it by the Chief Executive Officer.
2021 NEOs
Mr. Down’s base salary was $550,000 in 2021 and 2020. Mr. Downs received a $250,000 cash bonus for 2021 (paid in 2022) and a $100,000 cash bonus for 2020 (paid in 2021). Mr. Downs received an award of 11,557 restricted Common Shares in February 2021, with one-third vesting on each of the following dates: February 15, 2022, February 15, 2023, and February 15, 2024.
Mr. Schwartz’s base salary was $360,000 in 2021 and 2020. Mr. Schwartz received a $200,000 cash bonus in 2021 (paid in 2022) and a $150,000 cash bonus in 2020 (paid in 2021). Mr. Schwartz received an award of 3,083 restricted Common Shares in March 2021, with one-third vesting on each of the following dates: March 15, 2022, March 15, 2023 and March 15, 2024; 2,312 restricted Common Shares awarded in February 2021, which vested on

April 30, 2021; and 6,934 restricted Common Shares awarded in February 2021, with one-third vesting on each of the following dates: February 15, 2022, February 15, 2023, and February 15, 2024.

Mr. Leger’s base salary was $270,000 in 2021. Mr. Leger received a $150,000 cash bonus for 2021 (paid in 2022). Mr. Leger received an award of 4,623 restricted Common Shares awarded in February 2021, with one-third vested on April 30, 2021 and one-third vesting on each of February 15, 2023 and February 15, 2024.

Mr. Young’s base salary was $500,000 in 2021. Mr. Young received a $25,000 cash bonus for 2021 (paid in 2022). Mr. Young received an award of 17,197 restricted Common Shares in August 2021, with one-third vesting on each of August 2, 2022, August 2, 2024 and August 2, 2024.

Former NEO
Mr. Towers’ base salary was $250,000 in 2021. Mr. Towers resigned from the Company effective as of February 5, 2021.
Elements of Executive Compensation and 2021 Compensation Determinations
Base Salary.    We believe that base salaries are a fundamental element of our compensation program. The Nominating Committee establishes base salaries for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent.
The Nominating Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Nominating Committee primarily considers: individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for the company; market data; the NEO’s total compensation, both individually and relative to our other NEOs; and for NEOs other than the CEO, the base salary recommendations of our Chief Executive Officer.
The following table sets forth the 2021 and 2020 base salaries for our current NEOs.

	2021 Base Salary	2020 Base Salary
2021 NEOs
Barry Sloane	$700,000	$700,000
Peter Downs	$550,000	$550,000
Michael Schwartz	$360,000	$360,000
Nicholas Leger	$270,000	$—
Nicolas Young	$500,000	$—
Former NEO
Christopher Towers(1)	$250,000	$250,000
____________
(1)      Mr. Towers resigned from the Company effective February 5, 2021 and Nicholas Leger was appointed Chief Accounting Officer effective February 5, 2021.
Annual Bonus Awards.    The Nominating Committee designs our annual cash bonuses to motivate our NEOs to achieve financial and non-financial objectives consistent with our operating plan. The Nominating Committee retains discretion in the sizing and awarding of cash bonuses for each NEO to ensure that individual bonus determinations appropriately balance the interests of the Company’s shareholders, while rewarding an NEO’s contributions to performance. In evaluating the performance of our NEOs to arrive at their 2021 cash bonus awards, the Nominating Committee considered the factors to determine the amount of salary and other benefits, as set forth above. The Nominating Committee also considered the following factors and aspects of the Company’s 2021 operating performance in the determination of specific NEO bonus awards:
•        Declaration of $3.15 per share in cash dividends;
•     Navigating the Company and its portfolio companies through the volatility, uncertainty and unpredictability caused by the COVID-19 pandemic;
•     Ability to shift the Company’s resources and lending business from originating loans under the Paycheck Protection Program back to SBA 7(a) loans;
•     Ability to maintain employee and staff productivity in a remote work environment;
•        The management of the Company’s assets and capital;
•        Managerial assistance provided to our controlled portfolio companies, including contributions to growth of sales, growth of operating earnings and earnings per share, as well as navigating the pandemic; and
•        Each NEO’s specific performance achievements and contributions to the Company’s 2021 financial performance.

When allocating bonus awards, the Nominating Committee also evaluated the total compensation paid to the NEOs and other employees. Based on the foregoing considerations and analysis, and after due deliberation, the Committee awarded the 2021 NEOs the following annual cash bonuses and awards of restricted Common Shares pursuant to the 2015 Stock Plan with respect to 2021.

	2021 Cash Bonus Award	As Percentage of 2021 Base Salary
2021 NEOs
Barry Sloane	$1,000,000	n/a
Peter Downs	$250,000	45%
Michael Schwartz	$200,000	56%
Nicholas Leger	$150,000	56%
Nicolas Young	$25,000	5%
Former NEO
Christopher Towers	$—	n/a

Name	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Number of Unearned Shares, Units or Other Rights that have not Vested ($)
Barry Sloane(2)	55,479	$1,464,637	63,308	$1,671,337
Peter Downs(3)	7,705	$203,421	13,083	$345,397
Michael A Schwartz(4)	6,679	$176,317	7,620	$201,181
Nicholas Leger(5)	3,082	$81,365	3,516	$92,827
Nicolas Young(6)	17,197	$454,001	18,885	$498,563
All Others	26,212	$692,006	25,078	$662,048

Former NEO
Christopher Towers(7)	0	$—	0	$—
____________
(1)     Based on the closing price for our Common Shares of $26.40 on April 25, 2022.
(2)     Received an award of 83,217 restricted Common Shares in February 2021, vesting one-third on each of the following dates: February 15, 2022, February 15, 2023 and February 15, 2024.
(3)      Received an award of 11,557 restricted Common in February 2021, vesting one-third on each of the following dates: February 15, 2022, February 15, 2023, and February 15, 2024.
(4)     Received an award of 3,083 restricted Common Shares in March 2021, vesting one-third on each of the following dates: March 15, 2022, March 15, 2023 and March 15, 2024; and 6,935 restricted Common Shares awarded in February 2021, vesting one-third on each of the following dates: February 15, 2022, February 15, 2023 and February 15, 2024.
(5)    Mr. Leger received an award of 4,623 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2021, 2023 and 2024.
(6)      Mr. Young received an award of 17,197 restricted Common Shares in August 2021 with one-third of the award vesting in each of 2022, 2023 and 2024.
(7)      Mr. Towers resigned from the Company effective February 5, 2021.
Conclusion
The Nominating Committee believes that attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. The Nominating Committee seeks to attract and retain management and employees by offering a competitive, performance-based compensation program which the Nominating Committee believes aligns the interests of the executive officers and other key employees with those of our Shareholders. We believe that the Company’s 2021 compensation program met those objectives.
Compensation Risk Assessment
Our Nominating Committee aims to establish Company-wide compensation policies and practices that reward contributions to long-term shareholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Nominating Committee conducted an assessment of our compensation arrangements, including those for our named executive officers. The assessment process included, among other things, a review of our (1) compensation philosophy, (2) compensation mix and (3) cash and equity-based incentive plans.
In its review, among other factors, the Nominating Committee considered the following:

•        Our investment model and our cash incentive plan encourage our employees to focus on creating a stable, predictable stream of investment income over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
•        The distribution of compensation among our core compensation elements has effectively balanced short-term performance and long-term performance.
•        Our cash and equity-based incentive awards in conjunction with management efforts focus on both near-term and long-term goals.
•        Our cash and equity-based incentive awards contain a range of performance levels and payouts, to discourage executives from taking risky actions to meet a single target with an all or nothing result of compensation or no compensation.
Our executives are encouraged to hold a meaningful number of Common Shares pursuant to our stock ownership policy. Based upon this assessment, our Nominating Committee believes that our Company-wide compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
2021 Advisory Vote on Executive Compensation; Continuing Shareholder Engagement
At our 2021 annual meeting of shareholders, our advisory vote on say-on-pay received strong support from our shareholders (approximately 94% of votes cast).
The Nominating Committee views as important the continuing dialogue with our shareholders on compensation and other governance matters. The results of the Company’s 2021 advisory vote on say-on-pay represent positive support for the named executive officers’ compensation, but we continue to review our compensation program such that it recognizes the business environment in which the Company operates, control costs, is transparent, and enables employees to make informed decisions. We anticipate continuing our shareholder engagement efforts following the 2022 Annual Meeting and in advance of our future annual meetings.
Compensation, Corporate Governance and Nominating Committee Interlocks and Insider Participation
All members of the Nominating Committee are independent directors, and none of them are paid officers of ours or any of our subsidiaries. No member of the Nominating Committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on our Board of Directors.
2021 Compensation, Corporation Governance and Nominating Committee Report
The Compensation, Corporate Governance and Nominating Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis for fiscal 2021 required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Salvatore Mulia, Chairman
Richard Salute
Gregory Zink

Summary Compensation Table
The following tables set forth the aggregate compensation earned by the Company’s Chief Executive Officer, Chief Accounting Officer, and next most highly compensated executive officers (which we refer to as NEOs) during 2021 and the two previous years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(4) ($)		Option Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Barry Sloane,	2021	700,000	1,000,000	(1)	1,800,000	(5)	—	—	—	—	3,500,000
Chief Executive Officer	2020	700,000	—		—		—	—	—	—	700,000
	2019	700,000	700,000	(3)	—		—	—	—	—	1,400,000

Peter Downs,	2021	550,000	250,000	(1)	250,000	(6)	—	—	—	—	1,050,000
Chief Lending Officer	2020	550,000	100,000	(2)	—		—	—	—	—	650,000
	2019	491,667	125,000	(3)	30,000	(7)	—	—	—	—	646,667

Michael Schwartz,	2021	360,000	200,000	(1)	325,000	(8)	—	—	—	—	885,000
Chief Legal Officer	2020	360,000	150,000	(2)	50,000	(9)	—	—	—	—	560,000
	2019	335,000	200,000	(3)	30,000	(7)	—	—	—	—	565,000

Nicholas Leger	2021	325,000	125,000	(1)	100,000	(10)	—	—	—	—	549,995
Chief Accounting Officer	2020	n/a	n/a		n/a		—	—	—	—	n/a
	2019	n/a	n/a		n/a		—	—	—	—	n/a

Nicolas Young	2021	500,000	25,000	(1)	600,000	(11)	—	—	—	—	1,125,000
Chief Risk Officer	2020	n/a	n/a		n/a		—	—	—	—	n/a
	2019	n/a	n/a		n/a		—	—	—	—	n/a

Former NEO
Chris Towers,(12)	2021	n/a	n/a		n/a		—	—	—	—	—
Chief Accounting Officer	2020	250,000	—		—		—	—	—	—	250,000
	2019	160,000	75,000	(3)	30,000	(7)	—	—	—	—	265,000
____________
(1)      Cash bonus awarded for 2021 performance and paid in 2022.
(2)      Cash bonus awarded for 2020 performance and paid in 2021.
(3)      Cash bonus awarded for 2019 performance and paid in 2020.
(4)      The value reported for Stock Awards is the aggregate grant date fair value of stock awards granted to the NEOs, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the footnote titled “Stock-Based Compensation” to our financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(5)    Received an award of 83,217 restricted Common Shares in February 2021, vesting one-third on each of the following dates: February 15, 2022, February 15, 2023 and February 15, 2024.
(6)      Received an award of 11,557 restricted Common in February 2021, vesting one-third on each of the following dates: February 15, 2022, February 15, 2023, and February 15, 2024.
(7) Award of 1,446 restricted Common Shares in April 2019 with a one year vesting period.

(8)     Received an award of 3,083 restricted Common Shares in March 2021, vesting one-third on each of the following dates: March 15, 2022, March 15, 2023 and March 15, 2024; and 6,935 restricted Common Shares awarded in February 2021, vesting one-third on each of the following dates: February 15, 2022, February 15, 2023 and February 15, 2024.
(9) Stock bonus for 2020 performance (awarded restricted Common Shares in February 2021 with a three (3) month vesting period).
(10)    Mr. Leger received an award of 4,623 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2021, 2023 and 2024.
(11)     Nicolas Young, who was appointed to the Chief Risk Officer position in August 2021, entered into employment agreement with the Company on August 2, 2021 and was awarded $600,000 of restricted Common Shares.
(12)    Mr. Towers resigned from the Company effective February 5, 2021.
Equity Compensation Plans & Grants of Plan-Based Awards
On April 27, 2015, the Nominating Committee and the Board of Directors approved the 2015 Stock Plan, subject to exemptive relief from the SEC and shareholder approval, in order to have increased flexibility to use restricted Common Shares, in addition to stock options, to assist the Company in achieving its objectives with respect to long-term equity incentive compensation. On May 10, 2016, we received an exemptive order from the SEC permitting us to award restricted Common Shares to our employees, officers, and non-employee directors, and on July 27, 2016, our shareholders approved the 2015 Stock Plan.
Under the 2015 Stock Plan, a maximum of 20% of our total Common Shares issued and outstanding, calculated on a fully diluted basis, will be available for awards under the 2015 Stock Plan as of the Annual Meeting date. Up to 10% of our total issued and outstanding Common Shares will be available for grants of restricted Common Shares. We expect to have approximately 24,161,106 Common Shares outstanding on the date of the Annual Meeting. Therefore, there would be 3.0 million Common Shares available for grant pursuant to the 2015 Stock Plan. None of those shares are currently subject to stock options. Under the 2015 Stock Plan, no more than 50% of the Common Shares reserved for the grant of the awards under the 2015 Stock Plan (up to an aggregate of 3,000,000 shares) may be restricted Common Share awards at any time during the term of the 2015 Stock Plan. To date, the Nominating Committee has awarded 445,191 restricted Common Shares (net of forfeitures) to 112 employees. Therefore, after including accrued stock dividends and adding back the Common Shares withheld from awards upon vesting to satisfy recipient’s tax withholding obligations, approximately 1.1 million Common Shares would be available for additional grants of restricted Common Shares as of the Annual Meeting date.
No more than 25% of our Common Shares may be made subject to awards under the 2015 Stock Plan to any individual. In the event that the Nominating Committee determines that any corporate event, such as a stock split, dividend or other distribution (including deemed dividends), reorganization, merger, consolidation, repurchase or share exchange, affects our Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of 2015 Stock Plan participants, then the Nominating Committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the performance goals applicable to outstanding awards.
The Company has no outstanding options under the 2015 Stock Plan.
Outstanding Equity Awards at 2021 Year End
There were 256,747 outstanding equity awards as of December 31, 2021, including dividends paid on the outstanding equity awards in the form of additional restricted Common Shares, of which 148,489 were held by our NEOs.
There were no outstanding option awards as of December 31, 2021.

The following table sets forth information regarding outstanding awards of restricted Common Shares held by our Named Executive Officers as of December 31, 2021:

Name	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Number of Unearned Shares, Units or Other Rights that have not Vested ($)(7)
Barry Sloane(1)	83,218	$2,213,599	99,313	$2,641,719
Peter Downs(2)	11,558	$307,443	13,793	$366,892
Michael A Schwartz(3)	10,018	$266,479	11,955	$318,015
Nicholas Leger(4)	3,082	$81,981	3,677	$97,815
Nicolas Young(5)	17,197	$457,440	19,750	$525,353
Former NEO
Christopher Towers(6)	—	—	—	—
____________
(1)      Mr. Sloane received an award of 83,217 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2022, 2023 and 2024.
(2)      Mr. Downs received an award of 11,558 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2022, 2023 and 2024.
(3)      Mr. Schwartz received an award of 6,935 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2022, 2023 and 2024 and an award of 3,083 restricted Common Shares in March 2021 with one-third of the award vesting in each of 2022, 2023 and 2024.
(4)      Mr. Leger received an award of 4,623 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2021, 2023 and 2024.
(5)      Mr. Young received an award of 17,197 restricted Common Shares in August 2021 with one-third of the award vesting in each of 2022, 2023 and 2024.
(6)      Mr. Towers resigned from the Company effective February 5, 2021.
(7) Based on the closing price of our Common Shares of $26.40 on April 25, 2022.
Options Exercised and Stock Vested
No options were exercised in 2021. The number of restricted Common Shares held by the NEOs that vested in the fiscal year ended December 31, 2021 are set forth in the table below.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(4)
Barry Sloane	—	—	—	—
Peter Downs	—	—	—	$—
Michael Schwartz(1)	—	—	2,355	$65,666
Nicholas Leger(2)	—	—	1,570	$43,768
Nicolas Young	—	—	—	$—
Former NEO
Christopher Towers(3)	—	—	—	$—
____________
(1)     Mr. Schwartz received an award of 2,312 restricted Common Shares in February 2021 vesting in April 2021.
(2)     Mr. Leger received an award of 4,623 restricted Common Shares in February 2021 with one-third of the award vesting in each of 2021, 2023 and 2024.

(3)    Mr. Towers resigned from the Company effective February 5, 2021.
(4)     Based on the closing price of our Common Shares of $27.88 on April 30, 2021.
Employment Agreements
The Company entered into separate employment agreements with the following NEOs during 2021 (each, an “Employment Agreement” and collectively, the “Employment Agreements”):
•        Barry Sloane, as Chairman, Chief Executive Officer and President;
•        Peter Downs, as Chief Lending Officer and President of Newtek Small Business Finance, LLC;
•        Michael Schwartz, as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary;

.•       Nicholas Leger, as Chief Accounting Officer and Executive Vice President; and
.
•      Nicolas Young, as Chief Risk Officer.
Mr. Sloane’s, Mr. Down’s, Mr. Schwartz’s and Mr. Leger’s employment agreements were renewed as of March 1, 2022 for terms through March 1, 2023, at annual base salaries of $700,000, $550,000, $400,000 and $325,000, respectively. Nicolas Young, who was appointed to the Chief Risk Officer position in August 2021, entered into employment agreement with the Company on August 2, 2021 for a term through August 2, 2022 at an annual salary of $500,000 and was awarded $600,000 of restricted Common Shares. Aside from base salaries, the other terms and provisions of Mr. Sloane’s, Mr. Down’s, Mr. Leger’s and Mr. Schwartz’s employment agreements remained substantially the same.
Generally, under the Employment Agreements, Messrs. Sloane, Schwartz, Leger, Young and Downs were entitled to a set base compensation, cash bonuses pursuant to the Company’s Annual Cash Bonus Plan or by the action of the Board of Directors, and incentive compensation at the discretion of the Nominating Committee. In addition, Messrs. Sloane, Schwartz, Leger, Young and Downs are entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and vacation and sick leave available to all employees of the Company. The Employment Agreements also provide for severance payments in the case of termination without just cause, as defined therein, or of resignation with good reason, as defined therein, and payment if their Employment Agreements are not renewed for other than just cause. Under the Employment Agreements, during the term of their employment, Messrs. Schwartz, Downs, Leger, Young and Sloane agree to devote substantially all of their business time to the Company and to not engage in any business or activity contrary to the business or affairs of the Company. The Company agrees to indemnify Messrs. Downs, Schwartz, Leger, Young and Sloane for any and all loss, expenses, or liability that he may incur as a result of his services for the Company to the extent permitted by the Company’s Bylaws.
Mr. Sloane’s Employment Agreement provided for:
•        a twelve-month term through March 15, 2022 at an annual base salary of $700,000;
•        at least one annual salary review by the Board of Directors;
•        participation in any discretionary bonus plan established for senior executives; and
•        retirement and medical plans, customary fringe benefits, vacation and sick leave.
Mr. Downs’ Employment Agreement provided for:
•        a twelve-month term through March 15, 2022 at an annual base salary of $550,000;
•        at least one annual salary review by the Board of Directors;
•        participation in any discretionary bonus plan established for senior executives; and

•        retirement and medical plans, customary fringe benefits, vacation and sick leave.
Mr. Schwartz’s Employment Agreement provided for:
•        a twelve-month term through March 15, 2022 at an annual base salary of $360,000;
•        at least one annual salary review by the Board of Directors;
•        participation in any discretionary bonus plan established for senior executives; and
•        retirement and medical plans, customary fringe benefits, vacation and sick leave.
Mr. Leger’s Employment Agreement provided for:
•        a twelve-month term through March 15, 2022 at an annual base salary of $275,000;
•        at least one annual salary review by the Board of Directors;
•        participation in any discretionary bonus plan established for senior executives; and
•        retirement and medical plans, customary fringe benefits, vacation and sick leave.
Mr. Young’s Employment Agreement provided for:
•        a twelve-month term through August 2, 2022 at an annual base salary of $500,000;
•        an award of $600,000 of restricted Common Shares with three year vesting;
•        at least one annual salary review by the Board of Directors;
•        participation in any discretionary bonus plan established for senior executives; and
•        retirement and medical plans, customary fringe benefits, vacation and sick leave.
Payments upon Change of Control, Non-renewal or Termination
Mr. Sloane’s Employment Agreement provided for a payment in the event of non-renewal of his employment in an amount equal to one (1.0) times the sum of his annual base compensation plus any cash bonus or other incentive compensation paid in the immediately preceding fiscal year, or in the case of a change of control or termination other than for just cause, an amount equal to two (2) times the sum of the his annual base salary in effect at the time of termination, plus the amount of any incentive compensation paid with respect to the immediately preceding fiscal year. The Company’s proposal to convert to a bank holding company would not qualify as a change of control under the terms of Mr. Sloane’s Employment Agreement. In addition, in the case of termination other than for just cause, all outstanding and unvested equity awards are to be accelerated in full.
Messrs. Downs’, Schwartz’ and Leger’s Employment Agreements provided for a payment in the case of termination other than for just cause or a change in control, equal to one (1.0) times the sum of their current annual base compensation plus any cash bonuses or other incentive compensation paid in the prior year. In addition, in the case of termination other than for cause, all outstanding and unvested equity awards are to be accelerated in full. In addition, in the event of non-renewal of their employment agreements, Messrs. Downs, Leger and Schwartz would be entitled to amounts equal to 50% of the sum of their respective current annual base compensation plus any cash bonus or other incentive compensation paid in the immediately preceding fiscal year.

Mr. Young’s Employment Agreement provides for a payment in the case of termination other than for just cause or a change in control, equal to one (1.0) times his annual base compensation. In addition, in the case of termination other than for cause, 50% of all outstanding and unvested equity awards are to be accelerated. In addition, in the event of non-renewal of his Employment Agreement, Mr. Young would be entitled to an amount equal to 100% of his annual base compensation.

Each Employment Agreement contained a non-competition provision that requires Messrs. Sloane, Schwartz, Leger, Young and Downs to devote substantially their full business time and efforts to the performance of their duties under the Employment Agreements.
Messrs. Sloane, Schwartz, Leger, Young and Downs are not prohibited, however, from serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the Board of Directors, will not present conflicts of interest with the Company, or investing in any business dissimilar from the Company’s or, solely as a passive or minority investor, in any business.
Under each of the Employment Agreements, the Company may terminate Messrs. Sloane, Schwartz, Leger, Young or Downs employment for “just cause” as defined in the respective Employment Agreement, and upon the termination, no severance benefits are available. If Messrs. Sloane, Schwartz, Leger, Young or Downs voluntarily terminates his employment for “good reason” as defined in the Employment Agreement, the executive is entitled to the same payment as in the case of termination other than for cause. If the executive’s employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the executive shall receive only his compensation, vested rights, and executive benefits up to the date of executive’s last day of employment. The executive is able to terminate voluntarily his agreement by providing prior written notice to the Board of Directors, in which case the executive is entitled to receive only his compensation, vested rights and benefits up to the date of termination.
Post Termination Payments
The table below reflects the amount of compensation that would have been payable to the executive officers under these arrangements if the hypothetical termination of employment events described above had occurred on December 31, 2021, given their compensation and service levels as of such date. All payments are payable by the Company in a lump sum unless otherwise noted.
These benefits are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan, disability benefits, and accrued vacation pay. In addition, in connection with any termination of Mr. Sloane’s employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Nominating Committee deems appropriate.
The actual amounts that would be paid upon Mr. Sloane’s termination of employment can be determined only at the time of his separation from the Company.

	Post Termination Payments
Name	Change in Control	Non-Renewal	Termination without cause
2021 NEOs
Barry Sloane	$2,800,000	$1,400,000	$2,800,000
Peter Downs	$750,000	$375,000	$750,000
Michael Schwartz	$560,000	$280,000	$560,000
Nicholas Leger	$400,000	$200,000	$400,000
Nicolas Young	$500,000	$500,000	$500,000
Nonqualified Deferred Compensation
The Company did not have any nonqualified deferred compensation in the year ended December 31, 2021.
Pension Benefits
The Company had no obligation under pension benefit plans to the Named Executive Officers as of December 31, 2021.

Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that, with the exception of Mr. Sloane, compensation paid by the Company is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may, in the future, approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
Accounting for Stock-Based Compensation
Beginning on January 1, 2006, the Company began accounting for stock-based payments under its three incentive stock plans in accordance with the requirements of ASC Topic — 718.

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO ELECT EACH OF THE DIRECTORS OF THE COMPANY AS DESCRIBED ABOVE IS IN THE BEST INTEREST OF OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS INCLUDED IN SUCH PROPOSAL
PROPOSAL II — RATIFICATION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors, and our non-interested directors, has reappointed RSM as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2022, and the Audit Committee has asked that this selection be ratified by our shareholders.
During the two most recent fiscal years, neither us nor any person on our behalf has consulted with RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act. RSM has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our affiliates.
Representatives of RSM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Required Vote
The ratification of the selection of RSM as our independent accountants for the fiscal year ending December 31, 2022 will require the affirmative vote of the holders of a majority of the outstanding Common Shares voted at the Annual Meeting, electronically via the live webcast or represented by proxy. In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes will be voted as instructed by the broker. In the event this Proposal is not approved, the Audit Committee will take such fact into account in selecting the Company’s independent accountants for the year ending December 31, 2022, but the Audit Committee is not bound by the outcome of the vote.
THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE INDEPENDENT AUDITORS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” SUCH PROPOSAL.

PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit Fees and Services
Fees for professional services rendered to the Company by RSM during the fiscal year ended December 31, 2021 were as follows (in thousands):

Audit fees	$577
Audit related fees	—
Tax fees	269
All other fees	95
Total fees	$941
Fees for professional services rendered to the Company by RSM during the fiscal year ended December 31, 2020 were as follows (in thousands):

Audit fees	$568
Audit related fees	—
Tax fees	275
All other fees	252
Total fees	$1,095
Audit Fees:    The audit fees for the fiscal years ended December 31, 2021 and 2020 were for professional services rendered in connection with the audits of the Company’s annual financial statements, assistance with review of documents filed with the SEC, consents and other services required to be performed by our independent registered public accounting firm.
Audit-Related Fees:    All other fees billed to the Company by RSM during the fiscal years ended December 31, 2021 and 2020 for non-audit services and assurance and related services for attestations not required by law.
Tax Fees:    Tax fees were for professional services rendered in connection with tax compliance, tax advice, and tax planning.
All Other Fees:    Non-audit related services billed by RSM were primarily related to the Company’s Form N-2 and other SEC filings.
In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related services provided by, RSM were pre-approved by the Audit Committee after consulting with the Company’s Chief Accounting Officer.
REPORT OF THE AUDIT COMMITTEE
The Board of Directors, through its Audit Committee, and in accordance with its written Charter, reviews the audit function, internal controls and financial statements of the Company. The Committee consists solely of directors who are not Company employees and are considered “independent” under applicable rules of the SEC and Nasdaq. In 2021, the Audit Committee convened 4 times to discuss with management and the independent auditors their respective accounting, auditing and financial reporting responsibilities with respect to the fiscal years 2021 and 2020.
In connection with the December 31, 2021 financial statements of the Company, the Audit Committee reviewed and discussed the audited and interim unaudited financial statements with management, and received and discussed with the auditors the matters required by Auditing Standard No. 1301 of the Public Company Accounting Oversight Board’s (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence. In discharging these oversight responsibilities as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditor and the Company that might bear on the auditors’ independence and discussed with the auditors any relationships that may impact their objectivity and independence. Based upon these procedures and discussions with Company management, the Audit Committee considered whether it was necessary to exclude RSM from performing any work for the Company separate and apart from auditing the Company’s financial statements. After a thorough analysis, the Audit Committee concluded that at this time there was no conflict that would jeopardize auditor independence and that it is satisfied as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.
The Audit Committee, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2021, with management and the independent auditors. Based upon these reviews and the resulting discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Date: May 2, 2022	Respectfully submitted,
Richard Salute, Chairman Salvatore Mulia Gregory Zink

PROPOSAL III — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pursuant to the SEC rules adopted under the Dodd-Frank Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. Although the vote is advisory and is not binding on the Board of Directors, the Company or the Nominating Committee, the Nominating Committee will take into account the outcome of the vote when considering future executive compensation decisions.
This proposal, commonly referred to as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation of our named executive officers and the executive compensation philosophy, policies and programs described in this Proxy Statement. We ask that you support the compensation of our named executive officers as disclosed under the heading “Executive Compensation”, including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narrative disclosure.
At our 2021 Annual Meeting, we provided our shareholders with the opportunity to cast an advisory vote on say-on-pay with respect to the NEO compensation disclosed in our proxy statement. Approximately ninety-four percent of the votes cast by our shareholders were in favor of our advisory vote on say-on-pay at the 2021 Annual Meeting.
As described in the Compensation Discussion and Analysis section of this Proxy Statement, we seek to provide a compensation package that attracts and retains executive talent and to motivate them to achieve, and reward them for achieving, superior performance. We believe that our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our shareholders.
You are encouraged to read the detailed information under “Executive Compensation” of this Proxy Statement for additional details about our executive compensation programs.
The Board of Directors strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders of Newtek Business Services Corp. hereby approve on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of

Regulation S-K to the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis compensation tables and narrative discussion.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO COMPENSATION OF NAMED EXECUTIVE OFFICERS

OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a shareholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such shareholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 2022
The Proxy Statement and Annual Report for the year ended December 31, 2021 are available at the special website: http://www.astproxyportal.com/ast/19720.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, Proxy Statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary, and can also be accessed through our website at www.newtekone.com.
Mailings for multiple shareholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (prospectuses, proxy statements, etc.) or other communications for all shareholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Chief Legal Officer or call (212) 356-9500. Promptly upon receipt by us of such a request from a shareholder, separate proxy materials will be delivered to the requesting shareholder. Shareholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers or the Company (if you hold registered shares).
CONFIDENTIALITY OF PROXIES
The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, to assert or defend legal claims, in a contested proxy solicitation or in the event that a shareholder makes a written comment on a Proxy Card or an attachment to it.
COSTS OF PROXY SOLICITATIONS; SHAREHOLDER COMMUNICATIONS
The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by email without additional compensation.
Shareholders may send written communications to the Board of Directors to the attention of the Board of Directors, c/o Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042.

Shareholder communications must be signed by the shareholder and identify the number of Common Shares held by the shareholder. Each properly submitted shareholder communication will be provided to the Board of Directors at its next meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.
SHAREHOLDER PROPOSALS
The Company expects that the 2023 Annual Meeting of Shareholders will be held on or about June 9, 2023, but the exact date, time, and location of such meeting may change. A shareholder who intends to present a proposal at the 2023 Annual Meeting of Shareholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Corporate Secretary of the Company at 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042. The Company must receive the proposal no later than January 15, 2023, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.
Shareholder proposals or director nominations to be presented at the 2023 Annual Meeting of Shareholders, other than shareholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for shareholder action. Our bylaws require that to be timely, a shareholder’s notice shall set forth all information required and shall be delivered to the secretary at the principal executive office of the Company at the above address not earlier than the 150th day prior to the first anniversary of the date of this proxy statement nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this proxy statement. As a result, for the Company’s 2022 Annual Meeting of Shareholders, a shareholder’s notice pursuant to these provisions of our bylaws must be received no earlier than December 19, 2022 and no later than 5:00 p.m., Eastern Time, on January 16, 2023; provided, however, that in the event that the date of the 2023 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from the first anniversary of this Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2023 Annual Meeting of Shareholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2023 Annual Meeting of Shareholders, as originally convened, or the tenth day following the day on which public announcement of the date of the 2022 Annual Meeting of Shareholders is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice.
************************

By order of the Board of Directors,
/s/ Michael A. Schwartz
Michael A. Schwartz, Corporate Secretary

NEWTEK BUSINESS SERVICES CORP.

ANNUAL MEETING OF SHAREHOLDERS

June 15, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Newtek Business Services Corp. (the "Company") hereby appoints Barry Sloane and Michael A. Schwartz, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at 2711 South Ocean Drive, Hollywood, FL 33019 on Wednesday, June 15, 2022 at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the election of the named nominees and for propositions 2 and 3. If any other business is presented at the Annual Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side.)

1.1 14475

______________________________________________________________________

ANNUAL MEETING OF SHAREHOLDERS OF

NEWTEK BUSINESS SERVICES CORP.

June 15, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote during the annual meeting in accordance with the instructions in the enclosed Proxy Statement.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and 2021 Annual Report to Shareholders are available at http://www.astproxyportal.com/ast/19720/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000001000 2 061522

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Gregory Zink
○ Fernando Perez-Hickman
○ Halli Razon-Feingold

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2021 Annual Report to Shareholders.

Check here if you plan to attend the Annual Meeting: ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

______________________________________________________________________

ANNUAL MEETING OF SHAREHOLDERS OF

NEWTEK BUSINESS SERVICES CORP.

June 15, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and 2021 Annual Report to Shareholders are available at http://www.astproxyportal.com/ast/19720/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 061522

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Gregory Zink
○ Fernando Perez-Hickman
○ Halli Razon-Feingold

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2021 Annual Report to Shareholders.

Check here if you plan to attend the Annual Meeting: ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.